UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 Broadway

New York, New York 10024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On June 11, 2008, The Princeton Review, Inc., a Delaware corporation (the “Company”) entered into the following definitive agreements (collectively, the “Acquisition Agreements”) to acquire The Princeton Review franchises in several southern California locations, Utah and New Mexico (collectively, the “Franchises”):

1. an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, TPR SoCal I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Sub I”), TPR SoCal, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Sub II”), The Princeton Review of Orange County, Inc., a California corporation (the “Target”) and Paul Kanarek, the sole stockholder of the Target (“PK”);

2. a Franchise and Asset Sale Agreement (the “LeComp Agreement”) by and among the Company, Sub II, LeComp Co., Inc., a California corporation (“LeComp”) and Lloyd Eric Cotsen, the sole stockholder of LeComp (“LEC”); and

3. a Franchise and Asset Sale Agreement (the “Kanarek Agreement”) by and among the Company, Sub II and PK.

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub I will merge with and into the Target, with the Target surviving, followed by a merger of the Target with and into Sub II, with Sub II continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

The consideration to be paid at the effective time of the Merger to PK (the “Merger Consideration”) shall consist of 719,147 shares of the common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), and $6,646,131.31 in cash, of which $4,646,131.31 shall be paid immediately and $2,000,000 shall be placed in escrow with an escrow agent to satisfy certain claims that may arise under the Merger Agreement.

The parties intend that the Merger will be treated as a tax-free reorganization for federal income tax purposes under Section 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.

The shares of Company Common Stock to be issued as Merger Consideration will be issued in reliance on the exemption from the federal securities registration requirement provided by section 4(2) of the Securities Act of 1933, as amended, and any applicable rules promulgated thereunder.

Target and PK have made customary representations, warranties and covenants with respect to the Franchises in the Merger Agreement, including, among others, covenants (i) to conduct the business of each Franchise in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to use commercially reasonable efforts to take all actions necessary or advisable to permit the consummation of the Merger, (iv) not to solicit, initiate or encourage or take any other action with the intention of facilitating any inquiries or the making of any proposal relating to alternative business combination transactions with respect to the Franchises and (v) not to participate in any discussions or negotiations regarding any alternative business combination transaction with respect to the Franchises. The Company and PK have each agreed to indemnify the other party from and against, among other things, various claims, damages and liabilities that may be incurred as a result of breaches of representations or warranties under the Merger Agreement, subject to limitations as set forth in the Merger Agreement.

Consummation of the Merger is subject to certain conditions, including, among others, (i) receipt of necessary governmental consents or approvals, (ii) receipt of necessary third party consents or approvals, (iii) absence of any legal restraint, law or pending or threatened claim, suit, action or proceeding by a governmental entity seeking to restrain, prohibit, enjoin, alter or delay the Merger, (iv) subject to certain exceptions, the accuracy of the representations and warranties made by the Company, by the Target and by PK, (v) the absence of any material adverse effect on the Target, and (vi) the Company’s receipt of funds from a lender necessary to permit the Company to satisfy all of its obligations under the Acquisition Agreements.

The Merger Agreement also contains certain termination rights for the Company, the Target and PK.

The LeComp Agreement

The LeComp Agreement provides that, upon the terms and subject to the conditions set forth in the LeComp Agreement, the Company shall purchase and LeComp shall sell that certain Franchise Agreement, dated as of August 5, 2005, by and between the Company and LeComp (the “LeComp Franchise Agreement”). The LeComp Agreement also provides for the Company’s assumption of certain liabilities relating to the business of LeComp which exploits the LeComp Franchise Agreement and the execution of a Noncompetition Agreement by each of LeComp and LEC.

The consideration to be paid at the closing (which will be at the same time as the effective time of the Merger) shall be $17,000,000 in cash (less an adjustment for fees payable under the LeComp Franchise Agreement).

The Kanarek Agreement

The Kanarek Agreement provides that, upon the terms and subject to the conditions set forth in the Kanarek Agreement, the Company shall purchase and PK shall sell (i) that certain Franchise Agreement governing franchises located in Southern California, dated as of September 30, 2005, by and between the Company and PK, (ii) that certain Franchise Agreement governing franchises located in New Mexico, dated as of September 30, 2005, by and between the Company and PK, and (iii) that certain Franchise Agreement governing franchises located in Utah, dated as of September 30, 2005, by and between the Company and PK (collectively, the “PK Franchise Agreements”). The Kanarek Agreement also provides for the execution of a Noncompetition Agreement by PK.

The consideration to be paid at the closing (which will be at the same time as the effective time of the Merger) shall be $1,753,871 in cash (less an adjustment for fees payable under the PK Franchise Agreements).

Press Release

A copy of the press release announcing the execution of the Acquisition Agreements is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Agreement and Plan of Reorganization, dated as of June 11, 2008, by and among The Princeton Review, Inc., TPR SoCal I, Inc., TPR SoCal, LLC, The Princeton Review of Orange County, Inc. and Paul Kanarek.

10.2 Franchise and Asset Sale Agreement, dated as of June 11, 2008, by and among The Princeton Review, Inc., TPR SoCal, LLC, LeComp Co., Inc. and Lloyd Eric Cotsen.

10.3 Franchise and Asset Sale Agreement, dated as of June 11, 2008, by and among The Princeton Review, Inc., TPR SoCal, LLC and Paul Kanarek.

99.1 Press release dated June 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: June 16, 2008

/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President, Secretary and General Counsel